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                         REXX ENVIRONMENTAL CORPORATION
           This Proxy is Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints Arthur L. Asch and Michael A. Asch as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of REXX Environmental Corporation held of record by the undersigned on August 10, 2000 at the Annual Meeting of Shareholders to be held on September 19, 2000 and any adjournment thereof.


1. Election of Directors


   [ ]  FOR all nominees listed          [ ]  WITHHOLD AUTHORITY TO
        below (except as marked to            vote for all nominees listed
        the contrary below)                   below

Arthur L. Asch, Michael A. Asch, Joseph Greenberger, James L. Hochfelder, Brian
A. Wasserman.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

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2. Approval of the Stock Purchase Agreement, dated as of June 10, 1999, among
Greg S. Watkins, Daren J. Barone and REXX Environmental Corporation, pursuant to which REXX will sell its sole operating business, Watkins Contracting, Inc.

         FOR   [ ]               AGAINST  [ ]            ABSTAIN  [ ]

3. Approval of the Agreement and Plan of Merger among REXX Environmental Corporation, Newtek Capital, Inc. and REXX Acquisition Corp. pursuant to which REXX Acquisition Corp. will be merged with and into REXX Environmental Corporation, REXX Environmental Corporation will become a wholly-owned subsidiary of Newtek and the shareholders of REXX Environmental Corporation will receive one share of Newtek Common Stock for each share of REXX Common Stock owned.

         FOR   [ ]               AGAINST  [ ]            ABSTAIN  [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                     (Please sign and date on reverse side)

   Unless you specify otherwise, this Proxy will be voted "FOR" the Election of the Nominees as Directors and "FOR" Items 2 and 3.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR the election of management's nominees for directors.

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   When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Please sign exactly as name appears herein.



                                              __________________________________
                                              (Signature)




                                              __________________________________
                                              (Signature, if held jointly)


                                              Dated: ___________________________



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.